Exhibit 99.1

Ambient Corporation Announces Delay in Filing Form 10-Q for June 2012

Intricate Accounting Rules Pertaining to Warrant Valuations Require Restatement of Certain Prior Financial Statements

Newton, MA August 15, 2012 — Ambient Corporation (NASDAQ: AMBT), a leading provider of flexible and scalable smart grid communications platforms and technologies, announced today by its filing of Form 12b-25 with the Securities and Exchange Commission the delay of the filing of its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2012.  The delay in filing the 10-Q for the second quarter is due to the Company’s determination that certain previously filed financial statements of the Company did not properly account for embedded derivative features of certain stock warrants previously issued by the Company. The Company had previously classified the value of these warrants to purchase common stock as equity. After further review, the Company determined that these instruments should have been classified as liabilities. To correct the accounting classification errors noted above, the Company will amend and restate its Annual Report on Form 10-K for the year ended December 31, 2011, and its quarterly report on Form 10-Q for the quarter ended March 31, 2012.  As a result, the Company is unable to provide complete financial results for the quarter ended June 30, 2012, until that restatement process is complete. The Company is working diligently to properly value the warrants and complete the restatements.  Amended filings are expected to be made within the next 15 days.

“Accounting for derivative instruments, such as the warrants we have issued, involves highly complex and intricate accounting rules.  While we will restate certain financial results and financial statements to properly account for the warrants, none of the changes have any impact on our historical cash flows or operating performance, nor do they impact our strategy and execution going forward,” stated John J. Joyce, President and Chief Executive Officer.

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In accordance with the standard procedures related to the delayed filing of the Form 10-Q for June 2012 with the Securities and Exchange Commission, the Company expects to receive a letter from The NASDAQ Stock Market indicating that the Company is not in compliance with the filing requirements for continued listing under NASDAQ Listing Rule 5250(c).  The Company does not expect the NASDAQ notice to have any effect on Ambient’s listing or trading of the Company’s common stock on The NASDAQ Capital Market.

Additional information is available in the Current Report on Form 8-K filed August 15, 2012.
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About Ambient Corporation
Ambient designs, develops and sells the Ambient Smart Grid® communications platform. The Ambient Smart Grid products and services include communications nodes; a network management system, AmbientNMS®; integrated applications; and maintenance and consulting services. Using open standards-based technologies along with in-depth industry experience, Ambient provides utilities with solutions for their smart grid initiatives. Headquartered in Newton, MA, Ambient is a publicly traded company (NASDAQ: AMBT). More information on Ambient is available at www.ambientcorp.com.

Except for historical information, this press release contains statements that may be deemed to be “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include statements relating to the diversification of our customer base, further development and marketing of our communications platform and cultivating projects with potential customers, among others. These forward-looking statements are based upon our current expectations, estimates and projections about our business and our industry and reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, which could have a material adverse effect on our operations and future prospects including, but not limited to, the timing and nature of the final resolution of the accounting issues discussed in this press release, any delay in the filing of required periodic reports with the SEC, the timing and results of the review of the effectiveness of internal control over financial reporting (and related internal controls) and disclosure controls and procedures, whether a restatement of financial results will be required for other accounting issues for the same or other periods in addition to the restatement currently expected by management; additional uncertainties related to accounting issues generally, adverse effects on the Company's business as a result of the restatement process or the review of the effectiveness of internal control over financial reporting and disclosure controls and procedures or the reactions to such event by customers or suppliers, or increased regulatory, media or financial reporting issues and practices, rumors or otherwise, and volatility of the Company's stock price. We undertake no obligation to publicly update or revise any forward-looking statements. Further information on the company’s risks and uncertainties is available in our filings with the Securities and Exchange Commission.

Ambient®, Ambient Smart Grid®, Communications for a Smarter Grid® and AmbientNMS® are registered trademarks of Ambient Corporation with the U.S. Patent and Trademark Office.